EXHIBIT 23.01

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-71481, No. 333-85638 and No. 333-141493) of Entercom Communications Corp. of our report dated February 29, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

February 29, 2012